EXHIBIT 21


                   SUBSIDIARIES OF HAEMONETICS CORPORATION



Name                                             Jurisdiction of Incorporation
----                                             -----------------------------


Haemonetics S.A.                                  Switzerland

Haemonetics AB                                    Sweden

Haemonetics GmbH                                  Germany

Haemonetics France S.A.R.L.                       France

Haemonetics U.K. Ltd.                             England

Haemonetics Japan K.K.                            Japan

Haemonetics Foreign Sales Corp.                   U.S. Virgin Islands

Haemonetics Belgium N.V.                          Belgium

Haemonetics B.V.                                  Netherlands

Haemonetics Italia S.R.L.                         Italy

Haemonetics GesmbH                                Austria

Haemonetics Asia Inc., with branch in Taiwan      Delaware

Haemonetics Hong Kong Ltd.                        Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                  Czech Republic

Haemonetcs Medical Devices (Shanghai)
International Trading Co. Ltd.                    People's Republic of China

Transfusion Technologies Corporation              Delaware


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